UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2026

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 1200, Houston, TX	77024
(Address of principal executive offices)	(Zip Code)

(346) 359-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2026, Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Saltchuk Resources, Inc., a Washington corporation (“Parent”), and Huron MergeCo., Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”). A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Company’s board of directors (the “Company Board”).

Offer and Merger. Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, as promptly as reasonably practicable (and, in any event, no later than March 4, 2026), Sub will commence a tender offer (the “Offer”) to purchase any (subject to the Minimum Tender Condition (as defined below)) and all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”), at a price per share of Company Common Stock of $17.00 (such amount, or any other amount per share paid pursuant to the Offer in accordance with the Merger Agreement, the “Offer Price”), net to the seller thereof in cash, without interest, subject to any required tax withholding. The Merger Agreement also provides that, as soon as practicable on the same business day that Sub irrevocably accepts for payment all shares of Company Common Stock that are validly tendered (and not validly withdrawn) pursuant to the Offer, or at another date mutually agreed upon by the Company, Parent and Sub, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will be merged with and into the Company (the “Merger”) in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. No vote of the stockholders of the Company will be required in connection with the Offer or the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held in the treasury of the Company or owned of record by any subsidiary of the Company and shares owned of record by Parent, Sub (including shares irrevocably accepted for payment by Sub in the Offer) or any of their respective wholly owned subsidiaries, in each case, other than those held on behalf of any third party and (ii) shares held by stockholders of the Company who have properly demanded appraisal of such shares of Company Common Stock under, and who comply in all respects with, Section 262 of the DGCL) will automatically be converted into the right to receive the Offer Price in cash, without interest, subject to any required tax withholding.

The transaction is expected to close in the second quarter of 2026, subject to the satisfaction of the Minimum Tender Condition, the receipt of specified regulatory approvals and other customary closing conditions.

Treatment of Outstanding Equity Awards and Equity Plans. Pursuant to the terms of the Merger Agreement,

•

outstanding restricted stock unit awards subject solely to time-based vesting conditions (“Time-Based RSU Awards”) granted prior to the date of the Merger Agreement will fully vest and be cancelled and each holder of any such cancelled Time-Based RSU Award will receive a cash payment, without interest and less required withholdings, equal to the product of (i) the Offer Price and (ii) the number of shares of Company Common Stock subject to such Time-Based RSU Award;

•

the Company will only make grants of Time-Based RSU Awards following the date of the Merger Agreement, and each outstanding Time-Based RSU Award granted after the date of the Merger Agreement but prior to the Effective Time will vest on a pro-rated basis upon the consummation of the Merger based on the period of time that the award recipient was employed between the date that such grant was made and the closing date of the Merger (the “Closing Date”) relative to the full vesting period set forth in such Time-Based RSU Award and each holder of any such Time-Based RSU Award will receive a cash payment, without interest and less required withholdings, equal to (i) the Offer Price and (ii) the number of vested shares of Company Common Stock subject to such Time-Based RSU Award and the portion of such Time-Based RSU Award that does not vest upon the Effective Time will be replaced by a cash-based award of equivalent value (based on the Offer Price) and will be subject to the same time-based vesting conditions as applied to such unvested portion of the award prior to the Effective Time, in each case, subject to such recipient’s continued employment up to and including the Effective Time (each, a “Replacement Award”); provided, that upon a recipient’s (1) termination without Cause (as such term is defined in the recipient’s employment agreement or, if not applicable, in the Severance Plan (as defined below)) or (2) in the case of a recipient with an employment agreement, resignation for Good Reason (as defined in the applicable employment agreement), in each case, following the Effective Time, 100% of the Replacement Award will immediately vest and become payable; provided, deferred stock units (“DSUs”) granted to non-employee directors pursuant to existing deferrals under the Great Lakes Dredge & Dock Corporation Director Deferral Plan following the date of the Merger Agreement will fully vest and be cancelled and each holder of any such cancelled DSU will receive a cash payment, without interest and less required withholdings, equal to the product of (i) the Offer Price and (ii) the number of shares of Company Common Stock subject to such DSU;

•

outstanding restricted stock unit awards subject to performance-based vesting conditions (“Performance-Based RSU Awards”) will fully vest and be cancelled and each holder of a cancelled Performance-Based RSU Award will receive a cash payment, without interest and less required withholdings, equal to the product of (A) the Offer Price and (B) the number of shares of Company Common Stock earned or deemed earned with respect to such Performance-Based RSU Award, as determined as described below;

•

Performance-Based RSU Awards subject to performance-based vesting conditions that do not provide for a target level of performance (“Special PSUs”) will be deemed to have achieved all applicable vesting conditions;

•

Performance-Based RSU Awards (other than Special PSUs) for which the applicable performance period ended prior to the date of the Merger Agreement will be deemed achieved based on actual performance for such performance period;

•

Performance-Based RSU Awards (other than Special PSUs) for the 2026 annual performance period will be deemed achieved at (A) the projected actual level of performance (as determined by the compensation committee of the Company Board), if performance goals had been established prior to the date of the Merger Agreement and (B) the target level of performance, if levels of performance had not been established prior to the date of the Merger Agreement; and

•	Performance-Based RSU Awards (other than Special PSUs) for the 2027 annual performance period will be deemed achieved at the target level of performance.

As required by the Merger Agreement, the Company Board has approved the termination of (i) the Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan, as amended, (ii) the Great Lakes Dredge & Dock Corporation 2017 Long-Term Incentive Plan and (iii) the Great Lakes Dredge & Dock Corporation 2025 Employee Stock Purchase Plan (the “Company ESPP”), in each case, effective as of the Effective Time.

Further, as required by the Merger Agreement, the Company Board took action such that (i) no offering period under the Company ESPP will commence or be extended on or after the date of the Merger Agreement, (ii) no new participants will be permitted to participate in the Company ESPP from and after the date of the Merger Agreement, (iii) participants in the Company ESPP will not be permitted to increase their payroll deduction percentage under the Company ESPP, and (iv) the existing offering period will terminate on the earlier of the date that is (A) five business days prior to the date on which the acceptance of the Offer occurs and (B) the final day of the existing offering period pursuant to the terms of the Company ESPP (such earlier date, the “Final Purchase Date”). All participant contributions under the Company ESPP will be used to purchase shares of Company Common Stock on the Final Purchase Date in accordance with the terms of the Company ESPP.

Financing. The consummation of the Offer and the Merger are not subject to a financing condition.

Conditions to the Offer. The obligations of Sub to accept for payment and pay for any shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer are subject to the satisfaction of conditions specified in the Merger Agreement, including (i) that there shall have been validly tendered and not properly withdrawn in accordance with the terms of the Offer prior to the expiration of the Offer that number of shares of Company Common Stock that, when added to the shares of Company Common Stock directly or indirectly owned by Parent and its wholly owned subsidiaries (if any), represent at least one share more than a majority of the shares of Company Common Stock outstanding as of the expiration of the Offer (the “Minimum Tender Condition”), (ii) the expiration or termination of any applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), relating to the purchase of shares of Company Common Stock pursuant to the Offer or the consummation of the Merger, (iii) the accuracy of the Company’s representations and warranties in the Merger Agreement and its compliance with its covenants and obligations in the Merger Agreement, subject to certain exceptions, (iv) the absence of judgments of governmental entities of competent jurisdiction enjoining or prohibiting the making of the Offer or the consummation of the Offer or the Merger, and (v) the Company shall have not experienced a material adverse effect.

Representations, Warranties and Covenants; Non-Solicitation. The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Sub. These covenants include an obligation of the Company to and to cause its subsidiaries to, for the period between the execution of the Merger Agreement and the Effective Time and subject to certain exceptions, use reasonable best efforts to conduct its business and operations in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent with the foregoing, use reasonable best efforts to preserve substantially intact its material business organization, assets, properties and business relations, keep available the services of its executive officers and key employees on commercially reasonable terms, maintain in effect all material permits and licenses of the Company and maintain in all material respects the goodwill and existing relationships with any persons with which the Company or any of its subsidiaries has material business relations. The Company and Parent have also agreed to use reasonable best efforts to take all actions and cooperate in doing all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to the closing of the Merger (the “Closing”), including using reasonable best efforts to obtain approval of the proposed transactions under the HSR Act, subject to certain exceptions. In addition, Parent has agreed to promptly take any and all actions necessary or reasonably advisable in order to eliminate each and every impediment to the consummation of the transactions contemplated by the Merger Agreement and obtain all approvals and consents under any laws that may be required by any governmental entity with competent jurisdiction so as to enable the parties to consummate the transactions contemplated by the Merger Agreement as promptly as practicable, subject to not having to take remedial actions that (i) are not conditioned on the Closing or (ii) would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of Parent and its subsidiaries after giving effect to the transactions contemplated by the Merger Agreement, taken as a whole, as further described therein. The Merger Agreement also requires the Company and its subsidiaries to, and requires that the Company cause the subsidiaries of the Company and to direct its and their respective representatives to, immediately cease any solicitations, discussions or negotiations with any person with respect to any Competing Proposal (as such term is defined in the Merger Agreement) made by such person and restricts the Company’s ability to initiate, solicit or knowingly facilitate or encourage the submission of, furnish non-public information to any third party in connection with, enter into or participate in any discussions or negotiations with any third party with respect to, or enter into any agreement providing for, any Competing Proposal made by such third party or, with respect to certain of the foregoing restrictions, any inquiries, expressions of interest, proposals or offers that would reasonably be expected to lead to a Competing Proposal, subject to certain limited exceptions. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, the Company Board not to withdraw, modify or amend its recommendation that the stockholders of the Company accept the Offer and tender their shares of Company Common Stock to Sub in the Offer. However, subject to compliance with certain terms and conditions in the Merger Agreement, (i) in the event the Company receives a Competing Proposal from a third party meeting certain conditions, the Company may furnish non-public information to such third party and participate in discussions or negotiations with such third party, (ii) in the event the Company receives a Superior Proposal (as defined in the Merger Agreement), the Company Board is permitted to change its recommendation to the Company’s stockholders and cause the Company to terminate the Merger Agreement to enter into such Superior Proposal and (iii) the Company Board is permitted to change its recommendation to the Company’s stockholders in response to an Intervening Event (as defined in the Merger Agreement).

Termination; Termination Fee. The Merger Agreement also provides for certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement under certain circumstances, the Company is obligated to pay Parent a termination fee equal to $36,861,914, including if the Merger Agreement is terminated (i) by Parent following a change of recommendation by the Company Board, (ii) by the Company (A) to enter into a Superior Proposal or (B) if both the Offer Termination (as defined in the Merger Agreement) and a change of recommendation by the Company Board shall have occurred, or (iii) by Parent or the Company under specified circumstances at a time when a Competing Proposal meeting certain requirements has been made and not withdrawn, and, within twelve months following such termination, the Company consummates or enters into a definitive agreement for a Competing Proposal of the type described in the Merger Agreement, in each case, as is described in further detail in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors and may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures made by the parties to each other. Such representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact, and investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transaction Bonuses

On February 10, 2026, the Company Board approved, and the Company entered into, transaction bonus agreements with certain employees, including each of the Company’s named executive officers (Lasse J. Petterson, Scott L. Kornblau, Vivienne R. Schiffer, Christopher G. Gunsten, and David J. Johanson) (each, a “Transaction Bonus Agreement”). The Transaction Bonus Agreements provide that Messrs. Petterson, Kornblau, Gunsten and Johanson will be eligible to receive a transaction bonus in the aggregate amount of $224,075, $132,000, $98,325 and $98,325, respectively, and Ms. Schiffer will be eligible to receive a transaction bonus in the aggregate amount of $124,250 (the “Transaction Bonuses”).

Each Transaction Bonus is payable in two installments, with 33% of the Transaction Bonus payable within 30 days following the signing of the Merger Agreement and the remaining 67% of the Transaction Bonus payable within 30 days following the Closing Date, subject to the applicable employee’s continued employment through the signing of the Merger Agreement for the first installment and continued employment through the Closing for the second installment and the employee’s execution and non-revocation of a release of claims in favor of the Company and Parent. The foregoing description of the Transaction Bonuses and Transaction Bonus Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Transaction Bonus Agreement which is filed and attached hereto as Exhibit 10.1.

Amended and Restated Severance Plan

On February 10, 2026, the Company Board approved an amendment and restatement of the Great Lakes Dredge & Dock Company, LLC Severance Pay Plan (the “Severance Plan”), eliminating the discretionary nature of the Severance Plan and entitling certain eligible employees of Great Lakes Dredge & Dock Company, LLC (“GLDD LLC”), including Messrs. Gunsten and Johanson, to severance benefits upon a “qualifying termination.”

Under the Severance Plan, if an eligible employee experiences a “qualifying termination,” such employee is eligible to receive salary continuation payments for the applicable number of weeks as provided in the Severance Plan, generally based on his or her base salary in effect on the date of his or her termination and the number of years of employment with the Company, as well as a subsidy for medical coverage for three months. Severance benefits under the Severance Plan are subject to the eligible employee’s release of claims in favor of the Company and its affiliates and, in the discretion of the administrator of the Severance Plan, the employee’s entry into one or more restrictive covenant agreements. Under the terms of the Severance Plan, based on their years of service with the Company, Messrs. Gunsten and Johanson are each eligible for severance payments equal to 26 weeks of their base salary. The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Severance Plan which is filed and attached hereto as Exhibit 10.2.

Waiver Agreements

On February 10, 2026, the Company Board approved, and the Company entered into letter agreements amending the employment agreements of Messrs. Petterson and Kornblau and Ms. Schiffer, to be effective as of the Effective Time, with each of Messrs. Petterson and Kornblau and Ms. Schiffer and Parent, pursuant to which Messrs. Petterson and Kornblau and Ms. Schiffer agreed, for a period of two years post-Closing, to waive any right to claim “good reason” under their respective employment agreements with the Company solely in respect of (i) the consummation of the Offer and/or the Merger and (ii) any change to their authorities, duties, responsibilities or reporting lines that reasonably result from the Company becoming, by reason of the Offer and Merger, a subsidiary of Parent following the Effective Time and ceasing to be publicly traded (collectively, the “Waiver Agreements”).

Pursuant to the Waiver Agreements, each of Messrs. Petterson and Kornblau and Ms. Schiffer will be eligible to receive a retention bonus from Parent in the aggregate amount of $5,825,950, $1,240,800, and $1,093,400, respectively (the “Retention Bonuses”). Each Retention Bonus is payable in two installments, with (i) one-half payable on December 31, 2026 and the remaining one-half payable on December 31, 2027, subject to continued employment through the applicable payment date for Mr. Petterson (except as described below), (ii) one-third payable on December 31, 2026 and the remaining two-thirds payable on December 31, 2027, subject to continued employment through the applicable payment date for Ms. Schiffer (except as described below) and (iii) one-third payable on December 31, 2026 and the remaining two-thirds payable on the second anniversary of the Closing to Mr. Kornblau, subject to continued employment through the applicable payment date for Mr. Kornblau (except as described below).

If, following the Closing, the Company terminates the employment of Messrs. Petterson or Kornblau or Ms. Schiffer without “cause” (as defined in their applicable employment agreement) or any such executive resigns for “good reason” (as defined in their applicable employment agreement and modified as described below), in each case, while any portion of the Retention Bonus remains unpaid, pursuant to their Waiver Agreements, they will each be eligible to receive the unpaid portion of their Retention Bonuses upon such termination or resignation (in addition to any severance entitlements under their respective employment agreements), subject to their execution and non-revocation of a release of claims in favor of the Company and Parent. Mr. Petterson’s Waiver Agreement also amends his employment agreement to (i) clarify he will receive full vesting credit for any performance-based vesting long-term incentive awards upon a termination of his employment other than for “cause” or resignation for “good reason,” in each case, within 24 months following a “change in control” and (ii) provide that, for purposes of receiving full vesting credit of his equity awards upon a retirement, from and following December 31, 2027, he will be permitted to retire upon not less than six months’ advance written notice, provided that he remains employed by the Company for at least six months after providing such notice (or his employment is terminated by the Company without “cause” or he resigns for “good reason” within such timeframe). Mr. Kornblau’s and Ms. Schiffer’s Waiver Agreements also amend their employment agreements to provide that “good reason” includes a relocation of their primary place of employment outside of Houston, Texas. Further, each Waiver Agreement amends the applicable employment agreement to provide that (i) any non-renewal of such employment agreement will constitute a termination without “cause” by the Company and (ii) failure by Parent to provide compensation and benefits consistent with its obligations under the Merger Agreement through December 31, 2027 will constitute “good reason” under the applicable employment agreement. The foregoing description of the Retention Bonuses and the Waiver Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Waiver Agreements which are filed and attached hereto as Exhibit 10.3, 10.4 and 10.5.

Item 7.01.	Regulation FD Disclosure.

On February 11, 2026, the Company and Parent issued a joint press release announcing their entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 hereto and which is incorporated herein by reference. The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Additional Information and Where to Find It

The tender offer for the outstanding common stock of the Company has not yet commenced. The communication materials referenced above are for information purposes only and do not constitute an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Company common stock will be made only pursuant to an offer to purchase and related materials that Parent and Sub intend to file with the U.S. Securities and Exchange Commission (the “SEC”). If the tender offer is commenced, Parent and Sub will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. These materials will be sent free of charge to Company stockholders when available, and may also be obtained free of charge by contacting the Company’s Investor Relations Department c/o Eric Birge, Vice President of Investor Relations, Great Lakes Dredge & Dock Corporation, 9811 Katy Freeway, Suite 1200, Houston, Texas, 77024, 313-220-3053 or EMBirge@gldd.com. In addition, all of these materials (and all other tender offer documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available free of charge under the “Investors—Financials & Filings—SEC filings” section of the Company’s website at gldd.com.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements made herein with respect to the tender offer and related transactions, including, for example, the timing of the completion of the tender offer and the merger or the potential benefits of the tender offer and the merger, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s and Parent’s actual results may differ materially from its expectations or projections. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “project,” “contemplate,” “predict,” “potential,” “continue,” “may,” “would,” “could,” “should,” “seeks,” “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language.

The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements. Such factors include, but are not limited to, the effect of the announcement of the tender offer and related transactions on the Company’s and Parent’s relationships with employees, governmental entities and other business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and the risk that the merger agreement may be terminated in circumstances that require the Company to pay a termination fee; the possibility that competing offers will be made; the outcome of any legal proceedings that may be instituted against the Company and Parent related to the transactions contemplated by the merger agreement, including the tender offer and the merger; uncertainties as to the timing of the tender offer; uncertainties as to the number of stockholders of the Company who may tender their stock in the tender offer; the failure to satisfy other conditions to consummation of the tender offer or the merger on the anticipated timeframe or at all, including the receipt of regulatory approvals related to the merger (and any conditions, limitations or restrictions placed on these approvals); risks that the tender offer and related transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; and those risks and uncertainties discussed from time to time in the Company’s other reports and other public filings with the SEC.

Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in its periodic filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequent Quarterly Reports on Form 10-Q. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at gldd.com under the “Investors—Financials & Filings—SEC filings” or upon request via email to EMBirge@gldd.com. All forward-looking statements contained in this communication are based on information available to the Company and Parent as of the date hereof and are made only as of the date of this communication. The Company and Parent disclaim any obligation or undertaking to update or revise the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required under applicable law. These forward-looking statements should not be relied upon as representing the Company’s or Parent’s views as of any date subsequent to the date of this communication. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of the Company or Parent.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

2.1	Agreement and Plan of Merger, dated as of February 10, 2026, by and among Great Lakes Dredge & Dock Corporation, Saltchuk Resources, Inc. and Huron MergeCo., Inc.*

10.1	Form of Transaction Bonus Agreement.

10.2	Great Lakes Dredge & Dock Company, LLC Severance Pay Plan.

10.3	Letter Agreement, dated as of February 10, 2026, by and among Great Lakes Dredge & Dock Corporation, Saltchuk Resources, Inc. and Lasse Petterson.

10.4	Letter Agreement, dated as of February 10, 2026, by and among Great Lakes Dredge & Dock Corporation, Saltchuk Resources, Inc. and Scott Kornblau.

10.5	Letter Agreement, dated as of February 10, 2026, by and among Great Lakes Dredge & Dock Corporation, Saltchuk Resources, Inc. and Vivienne R. Schiffer.

99.1	Joint Press Release of Great Lakes Dredge & Dock Corporation and Saltchuk Resources, Inc., dated February 11, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any omitted schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/ Vivienne R. Schiffer
Vivienne R. Schiffer
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

Date: February 11, 2026